As filed with the Securities and Exchange Commission on July 5, 2007.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
CARDIOGENESIS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation or Organization)	77-0223740 (I.R.S. Employer Identification No.)
11 Musick
Irvine, California 92618
(949) 420-1800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stock Option Plan
Employee Stock Purchase Plan
Director Stock Option Plan
(Full title of the plans)
William Abbott
Chief Financial Officer
Cardiogenesis Corporation
11 Musick
Irvine, California 92618
(949) 420-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Robert M. Steinberg, Esq.
Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, California 90067
(310) 203-8080
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title of Securities	Amount	Offering Price per	Aggregate	of Registration
to be Registered	to be Registered(1)	Share(2)	Offering Price(2)	Fee(3)
Common Stock, no par value	1,650,000	$0.29 per share	$478,500	$14.69

(1)	In addition to the number of shares of Common Stock, no par value, stated above, options and other rights to purchase or acquire the shares of Common Stock under the above-referenced plans and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plans.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $0.29 per share, which was the average of the high and low prices of the Registrant’s Common Stock as reported on the Pink Sheets on July 3, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission, or SEC, and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registrant Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees without charge, upon written or oral request, as specified by Rule 428(b)(1). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Explanatory Note
     The purpose of this Registration Statement on Form S-8 is to register an additional 1,650,000 shares of the Registrant’s common stock, no par value (the “Shares”), reserved for issuance under the Cardiogenesis Corporation Stock Option Plan, the Cardiogenesis Corporation Employee Stock Purchase Plan and the Cardiogenesis Corporation Director Stock Option Plan (the “Plans”): (i) 1,000,000 Shares under the Registrant’s Stock Option Plan, (ii) 500,000 Shares under the Registrant’s Employee Stock Purchase Plan, and (iii) 150,000 Shares under the Registrant’s Director Stock Option Plan. The contents of the Registration Statements on Forms S-8 (Registration numbers: 333-122021, 333-106082, 333-90400, 333-73170, 333, and 333-82755), previously filed by the Registrant and relating to shares previously authorized for issuance under the Plans, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Cardiogenesis Corporation (the “Registrant”) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference as of their respective dates:
          (a) The Registrant’s Annual Report on Form 10-KSB for the period ended December 31, 2006, filed with the SEC on March 29, 2007 (as amended on April 30, 2007);
          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the documents referred to in (1) above; and
          (c) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated April 19, 1996.
     All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that we are not incorporating any information from any filed documents furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Stock Option Plan, as amended and restated, incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K filed August 21, 2006

4.2	Director Stock Option Plan, as amended and restated, incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K filed August 21, 2006

4.3	Employee Stock Purchase Plan, as amended and restated, incorporated by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K filed August 21, 2006

5.1	Opinion of Jeffer, Mangels, Butler & Marmaro LLP

23.1	Consent of KMJ Corbin & Company LLP

23.3	Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page)

ITEM 9. UNDERTAKINGS.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of July, 2007.

CARDIOGENESIS CORPORATION
By:	/s/ William R. Abbott
William R. Abbott,
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Lanigan and William Abbott his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Richard Lanigan	President (Principal Executive Officer)	July 5, 2007

/s/ William R. Abbott William R. Abbott	Chief Financial Officer (Principal Financial and Accounting Officer)	July 5, 2007

/s/ Gary S. Allen, M.D. Gary S. Allen, M.D.	Director	July 5, 2007

/s/ Paul J. McCormick Paul J. McCormick	Director	July 5, 2007

/s/ Robert L. Mortensen Robert L. Mortensen	Director	July 5, 2007

Marvin J. Slepian, M.D.	Director	July __, 2007

/s/ Gregory D. Waller Gregory D. Waller	Director	July 5, 2007

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Stock Option Plan, as amended and restated, incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K filed August 21, 2006

4.2	Director Stock Option Plan, as amended and restated, incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K filed August 21, 2006

4.3	Employee Stock Purchase Plan, as amended and restated, incorporated by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K filed August 21, 2006

5.1	Opinion of Jeffer, Mangels, Butler & Marmaro LLP

23.1	Consent of KMJ Corbin & Company LLP

23.3	Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page)